EXHIBIT 10.18

SUJA LIFE, INC.

2026 OMNIBUS INCENTIVE PLAN

FORM OF PERFORMANCE-BASED RESTRICTED STOCK AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Suja Life, Inc. 2026 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Suja Life, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of shares of performance-based restricted stock (the “Performance-Based Restricted Shares”) set forth below. This award of Performance-Based Restricted Stock (this “Award”) is subject to the terms and conditions set forth herein and in the Performance-Based Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) and Exhibit B attached hereto and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Performance-based restricted stock, granted pursuant to Article VIII of the Plan, which vests subject to achievement of performance-based vesting conditions as set forth below.
Participant:	[•]
Date of Grant:	[•]
Total Number of Performance-Based Restricted Shares:	[•]
Vesting Schedule:	[•]

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance-Based Restricted Stock Award Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and have had ample time and opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

You acknowledge that (i) you have previously received Class [•] Units [designated as “Performance-Based Units”] (the “Partnership Units”) in Suja Life Holdings, L.P. (the “Partnership”) pursuant to the Suja Life Holdings, L.P. Incentive Equity Plan and the Incentive Equity Grant Agreement between you and the Partnership and (ii) pursuant to a Contribution Agreement between you and Suja Life Management Holdings, LLC or Suja Life Management Holdings II, LLC (as applicable, the “Aggregator”), you contributed such Partnership Units in exchange for an equal number of Class [•] Units of the Aggregator (such units in the Aggregator, the “Performance-Based Units”, and the Incentive Equity Grant Agreement and the Contribution and Exchange Agreement, together, the “Partnership Grant Documents”). You acknowledge that the Performance-Based Restricted Shares are being granted to you in connection with, and pursuant to, the transactions described in Section 2(b) of the Agreement, and which transactions were consummated in connection with the Company’s initial public offering (the “IPO”). If you are (or are reasonably expected to become) a United States taxpayer, within 30 days after the Date of Grant, you must make a timely and effective election with the Internal Revenue Service under Section 83(b) of the Code pursuant to the election form attached hereto as Exhibit C. This election must be filed no later than 30 days after the Date of Grant set forth in this Grant Notice. This time period cannot be extended. By signing below, you acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Performance-Based Restricted Shares, (b) that timely filing a section 83(b) election is your sole responsibility, even if you request the Company or any Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing or to file such election on your behalf and (c) that you will deliver a copy of the section 83(b) election to the Company promptly after filing such election with the Internal Revenue Service.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed and delivered to the Company this Grant Notice within 90 days following the Date of Grant, then this Award will terminate automatically without any further action by the Company and the Performance-Based Restricted Shares will be forfeited without further notice and at no cost to the Company, unless otherwise determined by the Committee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

SUJA LIFE, INC.

Name:
Title:

PARTICIPANT

Name: [•]

SIGNATURE PAGE TO
RESTRICTED STOCK AWARD GRANT NOTICE

Exhibit A

PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

This Performance-Based Restricted Stock Award Agreement (together with the Grant Notice to which this Agreement is attached, Exhibit B and Exhibit C, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Suja Life, Inc., a Delaware corporation (the “Company”), Suja Life Sub, Inc., a Delaware corporation (the “Company Sub”), and [•] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.             Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration (including, for the avoidance of doubt, the Company Sub Stock contributed pursuant to Section 2(b)(ii)), the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of Performance-Based Restricted Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.             Issuance Mechanics.

(a)             The Company shall (i) cause a stock certificate or certificates representing the Performance-Based Restricted Shares to be registered in the name of the Participant, or (ii) cause the Performance-Based Restricted Shares to be held in book-entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions (as defined below) and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the U.S. Securities and Exchange Commission and any stock exchange on which the Common Stock is then listed or quoted. If the Performance-Based Restricted Shares are held in book-entry form, then such entry will reflect that the Performance-Based Restricted Shares are subject to the restrictions of this Agreement.

(b)             Contribution and Exchange Transactions.

(i)             Immediately prior to, and as a condition to, the Participant’s receipt of the Award, the Participant’s Performance-Based Units were cancelled and ceased to exist pursuant to the Management Holdco I Merger or Management Holdco II Merger, as applicable (each as defined in that certain Master Structuring Agreement, by and among the Company, the Company Sub, Suja Life Holdings, L.P. and the other parties thereto (the “Master Structuring Agreement”)), and, in consideration therefor, the Participant received certain shares of common stock of the Company Sub (such shares, the “Company Sub Stock”, and such merger, the “Management Holdco Merger”).

Exhibit A-1

(ii)             Immediately following the Management Holdco Merger, and as a condition to the Participant’s receipt of the Award, the Participant hereby irrevocably contributes, assigns, transfers, conveys and delivers to the Company, and the Company hereby receives and accepts, all of the Participant’s right, title and interest in and to the Company Sub Stock, free and clear of any lien, claim or encumbrance, and in exchange therefor, and as full consideration for such contribution, the Company hereby issues and delivers to the Participant, and the Participant hereby receives and accepts, the Performance-Based Restricted Shares represented by the Award (the transactions described in this Section 2(b)(ii), the “Contribution & Exchange”). The Participant hereby represents and warrants to the Company and the Company Sub that, as of immediately prior to the Contribution & Exchange: (A) the Participant was the sole record and beneficial owner of the Company Sub Stock; and (B) the Participant had full right, power and authority to contribute, assign, transfer, convey and deliver the Company Sub Stock to the Company as contemplated herein. Company Sub hereby consents and agrees to the Contribution & Exchange.

3.             Forfeiture Restrictions.

(a)             The Performance-Based Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and in the event of the Participant’s Termination of Service, the Participant shall immediately and without any further action by the Company, any Affiliate or any other person, forfeit and surrender to the Company for no consideration all of the Performance-Based Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed in accordance with Exhibit B as of the date of such termination of the Participant’s employment. The prohibition against transfer and the obligation to forfeit and surrender the Performance-Based Restricted Shares to the Company upon termination of the Participant’s employment as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Performance-Based Restricted Shares.

(b)             The Performance-Based Restricted Shares shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in Exhibit B. As soon as administratively practicable following the release of any Shares from the Forfeiture Restrictions, the Company shall, as applicable, either deliver to the Participant the certificate or certificates representing such Shares in the Company’s possession belonging to the Participant, or, if the Shares are held in book-entry form, then the Company shall remove the notations indicating that the Shares are subject to the restrictions of this Agreement. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

4.             Dividends and Other Distributions. Dividends and other distributions that are paid or distributed with respect to a Performance-Based Restricted Share (whether in the form of Shares or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Performance-Based Restricted Share and shall be held by the Company or other person as may be designated by the Committee as a depository for safekeeping. If the Performance-Based Restricted Share to which such Distributions relates is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Performance-Based Restricted Share is so forfeited. If the Performance-Based Restricted Share to which such Distributions relates becomes vested, then such Distributions shall be paid and distributed to the Participant as soon as administratively feasible after such Performance-Based Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs). Distributions paid or distributed in the form of securities with respect to the Performance-Based Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

5.             Restrictive Covenants

. The Participant acknowledges and agrees that the provisions of any confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement or other restrictive covenants in the Partnership Grant Documents, or any other agreement by and between the Company or any of its Affiliates and the Participant (collectively, the “Restrictive Covenants”) are hereby incorporated by reference as if fully set forth herein. The Participant further acknowledges and agrees that if the Participant breaches or fails to comply with any of the Restrictive Covenants, the Participant shall be deemed to have engaged in Detrimental Conduct and this Award shall be subject to Section 13.7 of the Plan.

6.             Tax Matters.

(a)             Withholding. To the extent that the receipt, vesting or settlement of this Award results in income (including compensation income) or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

(b)             Intended Tax Treatment. The parties hereto acknowledge and agree that each of (i) the Management Holdco Merger, taken together with certain other transactions described in the Master Structuring Agreement, and (ii) the Contribution & Exchange, taken together with certain other transactions describe in the Master Structuring Agreement and the IPO, is intended to be treated as a tax-deferred transfer of property to a corporation in exchange for stock in such corporation pursuant to Section 351(a) of the Internal Revenue Code of 1986, as amended. The parties hereto shall not, and shall cause their Affiliates not to, take any tax reporting position that is inconsistent with such treatment for U.S. federal (or applicable state or local) income tax purposes except as otherwise required by Applicable Law.

7.             Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.             Non-Transferability. The Performance-Based Restricted Shares may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed. No Performance-Based Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.             Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10.           Rights as a Stockholder. Except as otherwise provided herein, upon issuance of the Performance-Based Restricted Shares by the Company, the Participant shall have all the rights of a stockholder of the Company with respect to such Performance-Based Restricted Shares, subject to the restrictions herein, including the right to vote the Performance-Based Restricted Shares.

11.           Execution of Receipts and Releases. The lapse of forfeiture provisions with respect to the Performance-Based Restricted Shares to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such lapse of forfeiture, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

12.           No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the Performance-Based Restricted Shares thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by Applicable Law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any or no reason whatsoever, with or without Cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the Performance-Based Restricted Shares is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

13.           Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 13 shall be cumulative and in addition to any other remedies to which such party may be entitled.

14.           Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company or Company Sub, unless otherwise designated by the Company or Company Sub in a written notice to the Participant (or other holder):

Suja Life, Inc.

Attn: Chief Administrative Officer

3831 Ocean Ranch Blvd.

Oceanside, CA 92056

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15.           Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

16.           Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.

17.           Entire Agreement; Amendment. This Agreement, together with the Master Structuring Agreement, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Performance-Based Restricted Shares granted hereby and the Contribution & Exchange; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement; provided, further, that the provisions of this Agreement are in addition to and complement (and do not replace or supersede) any other written agreement(s) or parts thereof between the Participant and the Company or any of its Affiliates that create restrictions on the Participant with respect to confidentiality, non-disclosure, non-competition, non-solicitation or non-disparagement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof, including the Partnership Grant Documents, are hereby null and void and of no further force and effect, unless expressly provided in such other agreement, and the Participant hereby waives all rights arising from or relating to the Participant’s Performance-Based Units and Company Sub Stock. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

18.           Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

19.           Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment, clawback or similar policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Date of Grant (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

20.           Governing Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. WITH RESPECT TO ANY CLAIM OR DISPUTE RELATED TO OR ARISING UNDER THIS AGREEMENT OR THE PLAN, THE COMPANY AND THE PARTICIPANT CONSENT TO THE EXCLUSIVE JURISDICTION, FORUM AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN TRAVIS COUNTY, TEXAS.

21.           Successors and Assigns. The Company and Company Sub may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company and Company Sub. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the Performance-Based Restricted Shares may be transferred by will or the laws of descent or distribution.

22.           Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including Exhibit B and Exhibit C attached hereto, and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

23.           Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 15 shall be effective as delivery of a manually executed counterpart of the Grant Notice.

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EXHIBIT B

PERFORMANCE-VESTING CONDITIONS

Exhibit B-1

EXHIBIT C

ELECTION TO INCLUDE AMOUNT

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

Exhibit C-1